Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 323-50066 on Form S-8 of United Community Financial Corp. of our report dated June 4, 2005, appearing in this Annual Report on Form 11-K of The Home Savings & Loan Company 401(k) Savings Plan for the year ended December 31, 2004.

Crowe Chizek and Company LLC

Columbus, Ohio
June 29, 2005